EXHIBIT 10.44



THIS SECURED CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURED CONVERTIBLE PROMISSORY NOTE NOR THE SECURITIES ISSUABLE HEREUNDER MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.
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$400,000                                                      December 19, 2001
                                                     Woodland Hills, California


                      BRILLIANT DIGITAL ENTERTAINMENT, INC.

                               SECURED CONVERTIBLE
                                 PROMISSORY NOTE


     FOR VALUE RECEIVED, Brilliant Digital Entertainment, Inc., a Delaware corporation ("BORROWER"), located at 6355 Topanga Canyon Boulevard, Suite 120, Woodland Hills, CA 91367, hereby unconditionally promises to pay to the order of Capel Capital, Ltd. ("LENDER"), and its successors, endorsees, transferees and assigns (together with Lender, "HOLDER"), the principal sum of Four Hundred Thousand Dollars ($400,000), or, such lesser amount as has been advanced by Lender to Borrower in accordance with the Purchase Agreement (as defined below) and the Schedule of Advances (as defined below), and any unpaid accrued interest thereon, as set forth below. The principal amount of this Convertible Note, and any unpaid interest accrued thereon, shall be due and payable in full on November 10, 2002 (the "MATURITY DATE") in the manner provided for in SECTION 4 below, unless this Convertible Note shall have been previously converted as provided in SECTION 6 below.

     1. PURCHASE AGREEMENT. This Convertible Note has been executed and delivered by Borrower pursuant to that certain Note and Warrant Purchase Agreement, dated as of December 10, 2001, between Borrower and Lender (the "PURCHASE AGREEMENT"). Borrower herein agrees with Holder that Borrower will perform and discharge each of its covenants and agreements contained in the Purchase Agreement as from time to time amended and supplemented, the provisions of which Purchase Agreement are hereby incorporated in this Convertible Note by reference with the same effect as if it were set forth in full. The Purchase Agreement is subject to amendment in the manner provided therein, and any such amendment shall be binding upon the Holder and any subsequent holders of this Convertible Note. All capitalized terms used herein and not defined herein shall have the meanings given such terms in the Purchase Agreement.

     2. ADVANCES. Lender has advanced to Borrower on the date hereof the sum of One Hundred Eighty-six Thousand Six Hundred Sixty-six Dollars and Sixty-seven Cents ($186,666.67). Attached and incorporated into this Convertible Note is a schedule of advances (the "SCHEDULE OF ADVANCES"). Lender shall provide additional advances to Borrower in accordance with the Schedule of Advances, provided that Borrower complies with the following conditions:

     (a) Borrower delivers to the Agent not later than December 19, 2001 an operating budget that meets with Lender's reasonable approval (the "OPERATING BUDGET").

     (b) Borrower delivers to the Agent on or immediately prior to each scheduled advance date a certificate, dated the date of the advance, executed by an officer of Borrower stating that Borrower has not spent more than allowed by the Operating Budget and that actual expenses in any particular category do not exceed the amount set forth in the Operating Budget for that category by more than ten percent (10%), that the representations and warranties set forth in section 3.1 of the Purchase Agreement are true and correct as of the date of the advance, and the other conditions that Borrower is required to meet prior to any such advance under the terms of the Purchase Agreement.

     (c) No Event of Default hereunder or under the Purchase Agreement shall have occurred.

     (d) Each of the conditions set forth in Article 8 of the Purchase Agreement shall have been met by Borrower.

     3. INTEREST. Borrower agrees to pay simple interest on the unpaid principal amount hereof. Interest shall accrue from the date of each advance to Borrower in accordance with the Purchase Agreement until this Convertible Note is paid in full at a rate equal to ten percent (10%) per annum. Interest shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period during which it accrues. In no event shall the interest paid hereunder, together with any other consideration paid or agreed to be paid for the use, forbearance or detention of money advanced hereunder, exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto. In the event that such a court determines that the Holder has charged, received or contracted to receive interest hereunder in excess of the highest lawful rate permissible, the interest payable hereunder shall automatically be reduced to the maximum rate permitted by law, and the Holder shall promptly refund to Borrower any interest received by it in excess of the maximum lawful rate (with such reduction and refund being made first with respect to cash interest amounts paid or payable under this Convertible Note, and thereafter with respect to any other consideration received by the Holder). It is the intent hereof that Borrower not pay or contract to pay, and that the Holder not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may lawfully be paid by Borrower under applicable law.

     4. PAYMENT. All payments of principal, interest and all other amounts payable in respect of this Convertible Note shall be made by wire transfer in lawful money of the United States of America in immediately available Federal funds, to an account furnished to Borrower in writing for that purpose at least two (2) business days prior to the Maturity Date. Holder shall, before disposing of this Convertible Note or any part hereof, make a notation hereon of all principal and interest payments previously made hereunder and of the date to which interest hereon has been


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paid; PROVIDED, HOWEVER, that the failure to correctly make a notation of any payment made on this Convertible Note shall not limit or otherwise affect the obligation of Borrower under this Convertible Note with respect to any loan evidenced hereby or payments of principal or interest on this Convertible Note.

     5. PREPAYMENT. Borrower may not prepay this Convertible Note, in whole or in part, without the prior written consent of the Holder. Any partial prepayment, to the extent permitted by Holder, shall not affect the obligation to continue to pay in full the amount of the payments hereunder until the entire unpaid principal balance hereof and all accrued interest hereon has been paid in full. Any such prepayment shall be applied first to interest and then to principal.

     6. CONVERSION RIGHTS. The Holder, and any subsequent holder of this Convertible Note, is entitled to the rights and benefits, and is subject to the obligations, conditions and restrictions, set forth in the Purchase Agreement, including without limitation the right to convert this Convertible Note into certain securities of Borrower in the manner provided in the Purchase Agreement.

     7. TRANSFERS.

     (a) By acceptance hereof, the Holder acknowledges that this Convertible Note and the capital stock of Borrower that may be issued upon its conversion have not been registered under the Securities Act, and Holder agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Convertible Note or any capital stock issued upon its conversion in the absence of (i) an effective registration statement under the Securities Act as to this Convertible Note or such securities and registration or qualification of this Convertible Note or such securities under any applicable Blue Sky or state securities laws then in effect, or (ii) an opinion of counsel, reasonably satisfactory to Borrower, that such registration and qualification are not required. Each certificate or other instrument for capital stock issued upon the conversion of this Convertible Note shall bear a legend in the form set forth in the Purchase Agreement.

     (b) Subject to the provisions of SECTION 7(a) hereof, this Convertible Note and all rights hereunder are transferable, in whole or in part, upon surrender of the Convertible Note with a properly executed assignment, in the form prescribed by Borrower, at the principal office of Borrower; PROVIDED, HOWEVER, that, except for transfers by Holder of all or any portion of this Convertible Note to any parent, subsidiary or affiliate of Holder or to any officer, director, partner or member of any such parent, subsidiary or affiliate, this Convertible Note may not be transferred in whole or in part without the prior written consent of Borrower.

     (c) Until any transfer of this Convertible Note is made in the Convertible Note register, Borrower may treat the registered Holder as the absolute owner hereof for all purposes; PROVIDED, HOWEVER, that if and when this Convertible
Note is properly assigned in blank, Borrower may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

     (d) Borrower will maintain a register containing the names and addresses of the registered Holders of this Convertible Note. Any registered Holder may change such registered Holder's address as shown on the Convertible Note register by written notice to Borrower requesting such change.


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     (e) In the reasonable discretion of Borrower, Borrower may condition any transfer of all or any portion of this Convertible Note (other than a disposition satisfying the conditions set forth in clause (i) of SECTION 7(a) above) upon the transferee's delivery to Borrower of a written agreement, in form and substance reasonably satisfactory to Borrower, whereby the transferee
(i) makes such representations and warranties to and for the benefit of Borrower as are comparable to the representations and warranties of the purchaser of the Convertible Note as set forth in the Purchase Agreement, as and to the extent applicable to the proposed disposition, and (ii) agrees to be bound by the transfer restrictions set forth in this SECTION 7.

     8. TRANSFER BY BORROWER. Borrower may not assign, and no person may assume, any of the obligations of Borrower under this Convertible Note without the prior written consent of Holder, which consent may be granted or withheld in Holder's sole discretion, and any attempt to do so without such consent shall be void.

     9. EVENTS OF DEFAULT; REMEDIES.

     (a) EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an Event of Default hereunder:

          (i) Default in the payment of the principal of or interest on the indebtedness evidenced by this Convertible Note in accordance with the terms of this Convertible Note;

          (ii) A default or event of default shall occur in respect of any of the other Convertible Notes or any other indebtedness of Borrower that exceeds, in the aggregate, $75,000 and, if subject to a cure right, such default or event of default shall not be cured within the applicable cure period;

          (iii) Borrower shall be liquidated, dissolved, partitioned or terminated, or the charter thereof shall expire or be revoked;

          (iv) Borrower (i) shall generally not pay or shall be unable to pay its debts as such debts become due, or (ii) shall make an assignment for the benefit of creditors or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets, or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or (iv) shall have had any such petition or application filed or any such proceeding commenced against it that is not dismissed within thirty (30) days, or (v) shall indicate, by any act or intentional and purposeful omission, its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial part of its assets, or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty
     (30) days or more;

          (v) Failure of Borrower to perform any of its obligations, covenants or agreements under the Purchase Agreement or any of the other Transaction Documents (other than the payment of the principal of or interest on the indebtedness evidenced by this


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     Convertible Note, which shall be subject to SUBSECTION 9(a)(i) above and not this SUBSECTION (v));

          (vi) A default or event of default shall occur under any of the other Transaction Documents or under the Prior Transaction Documents and, if subject to a cure right, such default or event of default shall not be cured within the applicable cure period;

          (vii) The Holder's inability to convert this Convertible Note into securities of Borrower upon written notice to Borrower as provided for in the Purchase Agreement due to Borrower's failure to comply with (and not due to the Holder's failure to meet all applicable investor suitability requirements of) the then-applicable requirements of all federal, state and local securities laws and regulatory agencies charged with enforcing securities laws as provided for in SECTION 2.4 of the Purchase Agreement;

          (viii) Borrower shall fail to provide the Agent with a copy of a signed letter of intent with an investor who is, and on terms and conditions that are, reasonably satisfactory to the Agent, dated no later than February 28, 2002, pursuant to which such investor agrees to acquire equity in Borrower in consideration for an investment of at least three million dollars ($3,000,000) (the "EQUITY INVESTMENT");

          (ix) The Equity Investment shall fail to fund by April 15, 2002;

          (x) A default or event of default shall occur in respect of any agreement of Borrower that requires the payment by Borrower of an amount in excess of $75,000; or

          (xi) Either of Borrower's agreements with Consumer Empowerment B.V. (better known as "Kazaa") or StreamCast Networks, Inc. (better known as "Morpheus") shall be terminated or amended in such a way as to result in a Material Adverse Effect.

     With respect to any Event of Default described above in SUBSECTIONS 9(a)(v), (vi) and (x) that is capable of being cured and that does not already provide its own cure procedure (a "CURABLE DEFAULT"), the occurrence of such Curable Default shall not constitute an Event of Default hereunder if Borrower provides notice to Holder of such Curable Default in accordance with the provisions hereof within three (3) business days of Borrower learning of such default and such Curable Default is fully cured and/or corrected within fifteen
(15) days of Borrower's notice thereof to Holder.

     (b) ACCELERATION OF MATURITY; REMEDIES. Upon the occurrence of any Event of Default described in SUBSECTION 9(a)(iv), the indebtedness evidenced by this Convertible Note shall be immediately due and payable in full; and upon the occurrence of any other Event of Default described above, the Agent at any time thereafter may at its option accelerate the maturity of the indebtedness evidenced by this Convertible Note without notice of any kind. Upon the occurrence of any such Event of Default and the acceleration of the maturity of the indebtedness evidenced by the Convertible Note:

          (i) The Agent, on behalf of Holder, shall be immediately entitled to exercise any and all rights and remedies possessed by Holder pursuant to the terms of this Convertible Note and all of the other Transaction Documents; and


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          (ii) The Agent, on behalf of Holder, shall have any and all other rights and remedies that Holder may now or hereafter possess at law, in equity or by statute.

     (c) REMEDIES CUMULATIVE; NO WAIVER. No right, power or remedy conferred upon or reserved to Holder by this Convertible Note or any of the other Transaction Documents is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder, under any of the other Transaction Documents or now or hereafter existing at law, in equity or by statute. No delay or omission by the Agent to exercise any right, power or remedy accruing upon the occurrence of any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, and every right, power and remedy given by this Convertible Note and the other Transaction Documents to the Agent or Holder may be exercised from time to time and as often as may be deemed expedient by the Agent.

     10. SECURITY; GUARANTY. Borrower's obligations under this Convertible Note are secured by the collateral set forth in the December Security Agreement and guaranteed pursuant to the December Guaranty.

     11. NOTICES. Any notice required by the provisions of this Convertible Note to be given to Holder shall be delivered personally, telecopied, or sent by certified mail or overnight via nationally recognized courier service (such as Federal Express), addressed to Holder at the address appearing on the books of Borrower. The date of personal delivery or telecopy or two (2) business days after the date of mailing (or the next business day after delivery to such courier service), as the case may be, shall be the date of such notice.

     12. GOVERNING LAW. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF.

     13. WAIVER OF JURY TRIAL. Borrower and Lender each waive all right to trial by jury in any action or proceeding to enforce or defend any rights or remedies hereunder or relating hereto.

     14. WAIVERS. Borrower waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Convertible Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Convertible Note, and Borrower agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Holder.

     15. ATTORNEYS FEES. Borrower promises to pay all reasonable costs and expenses, including attorneys' fees, incurred in the collection and enforcement of this Convertible Note, including, without limitation, enforcement before any court and including all appellate proceedings.

     16. SEVERABILITY. Wherever possible each provision of this Convertible Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Convertible Note shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such


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provision or the remaining provisions of this Convertible Note and shall be interpreted so as to be effective and valid.

     IN WITNESS WHEREOF, Borrower has executed and delivered this Convertible Note as of the day and year and at the place first written above.

                                    BRILLIANT DIGITAL ENTERTAINMENT, INC.,
                                    a Delaware corporation


                                    By:       /S/ ROBERT CHMIEL
                                            -------------------------------
                                            Robert Chmiel
                                    Title:  Chief Operating Officer and
                                            Chief Financial Officer



                                SIGNATURE PAGE TO
                       SECURED CONVERTIBLE PROMISSORY NOTE


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                              SCHEDULE OF ADVANCES


December 19, 2001:                  $186,666.67

January 2, 2002:                    $106,666.67

February 1, 2002:                   $106,666.66